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INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Ready Assets Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 2-52711 of our report dated February 10, 1999 appearing in the annual report to shareholders of Merrill Lynch Ready Assets Trust for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Princeton, New Jersey
February 25, 1999